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                                                                    EXHIBIT 10.9

                                 PROMISSORY NOTE

U.S. $2,400,000                                                    June 10, 1992

         FOR VALUE RECEIVED, and at the times hereinafter specified, HEDWIG III JOINT VENTURE, a Texas joint venture ("Maker"), whose address is c/o Uniteg Management, 6800 Texas Commerce Tower, Houston, Texas 77002, hereby promises to pay to the order of Sun Life Insurance Company of America, a Maryland corporation (herein after referred to, together with each subsequent holder hereof, as "Holder"), at 11601 Wilshire Boulevard, Los Angeles, California 90025-1748, or at such other address as may be designated from time to time hereafter by any Holder, the principal sum of TWO MILLION FOUR HUNDRED THOUSAND and no/100ths DOLLARS ($2,400,000), or so much thereof as shall have been disbursed to or for the benefit of Maker, together with interest on the principal balance outstanding from time to time, as hereinafter provided, in lawful money of the United States of America.

         The balance of principal outstanding from time to time under this promissory note (this "Note") shall bear interest at the rate of 10.75% per annum. Interest only shall be payable on July 1, 1992, in arrears, for the period from and including the date hereof through and including June 30, 1992. Commencing on August 1, 1992, and on the first day of each month thereafter through and including June 1, 1999, combined payments of principal and interest shall be payable, in arrears, in the amount of $22,407.32 each. The entire outstanding principal balance, together with all accrued and unpaid interest and all other sums due hereunder shall be due and payable in full on June 10, 1999.

         During the first two (2) years after the date of this Note, Maker shall have no right to prepay all or any part of this Note. At any time after the second anniversary of the date of this Note, Maker shall have the right to prepay the full principal amount of this Note and all accrued but unpaid interest hereon as of the date of prepayment, provided that (a) Maker gives not less than thirty (30) days' prior written notice to Holder of Maker's election to prepay this Note, and (b) Maker pays a prepayment premium to Holder equal to the greater of (i) one percent (1%) of the outstanding principal amount of this Note multiplied by the quotient of the number of full months remaining to maturity of this Note divided by the number of full months comprising the term of this Note or (ii) the Present Value of this Note (as defined below), less the amount of principal being prepaid, calculated as of the prepayment date. Holder shall notify Maker of the amount and basis of determination of the prepayment premium. Holder shall not be obligated to accept any prepayment of the principal balance of this Note unless such prepayment is accompanied by the applicable prepayment premium and all accrued interest and other sums due under this Note. In no



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event shall Maker be permitted to make any partial prepayments of this Note.
Notwithstanding the foregoing to the contrary, Maker shall have no obligation to pay a prepayment premium in connection with application by Holder of insurance or condemnation proceeds to the principal balance hereof as permitted in the Deed of Trust (as hereinafter defined).

         The "Present Value of this Note" with respect to any prepayment of this Note, as of any date, shall be determined by discounting all scheduled payments of principal and interest remaining to maturity of this Note, attributed to the amount being prepaid, at the Discount Rate. If prepayment occurs on a date other than a regularly scheduled payment date, the actual number of days remaining from the prepayment date to the next regularly scheduled payment date will be used to discount within such period.

         The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi annually.

         The "Treasury Rate" is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of this Note, for the week prior to the prepayment date, as reported in Federal Reserve Statistical Release H.15 - Selected Interest Rates, conclusively determined by Holder on the prepayment date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, Holder shall select a comparable publication to determine the Treasury Rate.

         Holder shall not be obligated actually to reinvest the amount prepaid in any treasury obligations as a condition precedent to receiving any prepayment premium.

         Whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or public holiday or the equivalent for banks generally under the laws of the State of Texas (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

         The entire balance of principal, interest, and other sums due upon the maturity hereof, by acceleration or otherwise, shall bear interest from the date due until paid at the greater of (a) 18% per annum and (b) a per annum rate equal to 5% over the prime rate (for corporate loans at large United States money center commercial banks) published in The Wall Street Journal on the first business day of each month in which a default occurs or continues (the


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"Default Rate"); provided, however, that (i) notwithstanding any other provision of this Note, interest at the Default Rate shall be based on the actual number of days in the then-current calendar year (whether 365 or 366); (ii) neither the Default Rate nor any other interest rate under this Note shall exceed the maximum non- usurious interest rate permitted by applicable state or Federal law (the "Maximum Rate"); and (iii) the foregoing provision concerning interest at the Default Rate shall be subject to the Usury Savings Clause, hereinafter set forth. In the event The Wall Street Journal is no longer published or no longer publishes such prime rate, Holder shall select a comparable reference.

         If any payment under this Note is not made within five (5) days following the date when due, interest shall accrue at the Default Rate from the date such payment was due until payment is actually made.

         In addition to interest as set forth herein, Maker shall pay Holder a late charge equal to four percent (4%) of any amounts due under this Note in the event any such amount is not paid within five (5) days following the date when due. The provisions of the foregoing sentence shall be subject to the Usury Savings Clause, hereinafter set forth.

         All payments hereunder shall be applied first to the payment of late charges, if any, then to the payment of prepayment premiums, if any, then to the repayment of any sums advanced by Holder for the payment of any insurance premiums, taxes, assessments, or other charges against the property securing this Note (together with interest thereon at the Default Rate from the date of advance until repaid), then to the payment of accrued and unpaid interest, and then to the reduction of principal.

         Payments under this Note shall be payable in immediately available funds without setoff, counterclaim or deduction of any kind, and shall be made by electronic funds transfer from a bank account established and maintained by Maker for such purpose.

         This Note is secured by a Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents of even date herewith granted by Maker for the benefit of the named Holder hereof (the "Deed of Trust"), encumbering certain property located in Houston, Texas, as more particularly described in such Deed of Trust. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Deed of Trust.

         Each of the following shall constitute an "Event of Default" hereunder and under the Deed of Trust and each other document


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securing or executed in connection with this Note (collectively, the "Loan
Documents"): (a) any failure to pay when due any sum hereunder or failure to perform any covenant or agreement herein contained; (b) any default or Event of Default under any of the Loan Documents; or (c) any default or Event of Default under a promissory note in the original principal amount of $1,300,000 of even date herewith made by Hedwig II, Inc., a Texas corporation ("Hedwig"), to the order of Holder (the "Hedwig Note"), a Deed of Trust, Security Agreement, Fixture Filing, Financing Statement, and Assignment of Leases and Rents of even date herewith executed by Hedwig for the benefit of Holder securing the Hedwig Note, or any other document securing or executed in connection with the Hedwig Note. Upon the occurrence of any such Event of Default, the entire balance of principal, accrued interest, and other sums owing hereunder shall, at the option of Holder, become at once due and payable without notice or demand.

         Maker hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Note, and to constitute this Note the legal, valid and binding obligation of Maker, enforceable in accordance with the terms hereof, have been done and performed and happened in due and strict compliance with all applicable laws.

         Maker and all parties now or hereafter liable for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise, hereby severally (a) waive presentment, demand, protest, notice of protest and/or dishonor, notice of intent or election to accelerate, notice of acceleration, and all other demands or notices of any sort whatever with respect to this Note, (b) consent to impairment or release of collateral, extensions of time for payment, and acceptance of partial payments before, at, or after maturity, (c) waive any right to require Holder to proceed against any security for this Note before proceeding hereunder (subject to the provisions hereof limiting Maker's personal liability hereunder), (d) waive diligence in the collection of this Note or in filing suit on this Note, and (e) agree to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred in the collection of this Note or any part thereof or in preserving, securing possession of, and realizing upon any security for this Note.

         The provisions of this Note and of all agreements between Maker and Holder, whether now existing or hereafter made, are hereby expressly limited so that in no contingency or event whatever, whether by reason of acceleration of the maturity hereof, prepayment, demand for payment or otherwise, shall the amount paid,


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or agreed to be paid, to Holder for the use, forbearance, or detention of the principal hereof or interest hereon, which remains unpaid from time to time, exceed the maximum amount permissible under applicable law, it particularly being the intention of the parties hereto to conform strictly to the Texas and Federal law, whichever is applicable. If from any circumstance whatever, the performance or fulfillment of any provision hereof or of any other agreement between Maker and Holder shall, at the time performance or fulfillment of such provision is due, involve or purport to require any payment in excess of the limits prescribed by applicable law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity, and if from any circumstance whatever Holder should ever receive as interest an amount which would exceed the highest lawful rate, the amount which would be excessive interest shall be applied to the reduction of the principal balance owing hereunder (or, at Holder's option, be paid over to Maker) and shall not be counted as interest. To the extent permitted by applicable law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of this Note, all interest at any time contracted for, charged, or received from Maker in connection with this Note and all other agreements between Maker and Holder, so that the actual rate of interest on account of the indebtedness represented by this Note is uniform throughout the term hereof. This paragraph shall be referred to herein as the "Usury Savings Clause."

         Maker warrants and represents to Holder that the loan evidenced by this
Note is for business, commercial, investment, or other similar purpose and not primarily for personal, family, household, or agricultural use, as such terms are used in Chapter One of the Texas Credit Code.

         Except as expressly hereinafter set forth, the recourse of Holder with respect to the obligations evidenced by this Note shall be solely to the Property, Chattels, and Intangible Personalty (as such terms are defined in the Deed of Trust). Notwithstanding anything to the contrary contained in this Note or in any Loan Document, nothing shall be deemed in any way to impair, limit or prejudice the rights of Holder (a) in foreclosure proceedings or in any ancillary proceedings brought to facilitate Holder's foreclosure on the Property or any portion thereof; (b) to recover from Maker damages or costs (including without limitation reasonable attorneys' fees) incurred by Holder as a result of waste by Maker; (c) to recover from Maker any condemnation or insurance proceeds attributable to the Property which were not paid to Holder or used to restore the Property in accordance with the terms of the Deed of Trust; (d) to recover from Maker any rents, profits,


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security deposits, advances, rebates, prepaid rents or other similar sums attributable to the Property collected by or for Maker following an Event of Default under any Loan Document and not properly applied to the reasonable fixed and operating expenses of the Property, including payments of this Note; (e) to pursue the personal liability of Maker under the provisions of Section 5.11 or
5.12 of the Deed of Trust, including any indemnification provisions under such Sections; (f) to exercise any specific rights or remedies afforded Holder under any other provisions of the Loan Documents or by law or in equity (provided that Maker's personal liability shall be limited as herein provided); (g) to recover from Maker the amount of any taxes, assessments, and/or utility charges affecting the Property, accruing prior to the date of foreclosure, that are either unpaid by Maker or paid by Holder under the Deed of Trust (h) to collect from Maker any sums expended by Holder in fulfilling the obligations of Maker, as lessor, under any leases affecting the Property to the extent that such obligations are specifically and particularly described in such leases and contemplate expenditure by the lessor of moneys in the performance thereof; and
(i) to pursue any personal liability of Maker under the Environmental Indemnity Agreement. The agreement contained in this paragraph to limit the personal liability of Maker shall become null and void and be of no further force and effect in the event (i) that the Property or any part thereof or any interest therein shall be further encumbered by a consensual lien securing any obligation upon which Maker, or any general partner of Maker, shall be personally liable for repayment, whether as obligor or guarantor; (ii) of any breach or violation of Sections 5.4 or 5.5 of the Deed of Trust; (iii) of any fraud or material misrepresentation by Maker in connection with the Property, the Loan Documents or the application made by Maker for the loan evidenced by this Note; or (iv) of any execution, amendment, modification or termination of any lease of more than 2,000 square feet of leaseable space on the Property without the prior written consent of Holder if such consent is required under the terms of the Loan Documents.

         If Article 1.04 of the Texas Credit Code is applicable to this Note, and applicable Federal law does not permit a higher interest rate, the interest rate ceiling applicable to the loan evidenced by this Note shall be the "indicated rate ceiling," as defined in Article 1.04 of the Texas Credit Code.

         If any provision hereof or of any other document securing or related to the indebtedness evidenced hereby is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities, or circumstances, nor any other document referred to herein, shall be


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affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

         Each provision of this Note shall be and remain in full force and effect notwithstanding any negotiation or transfer hereof and any interest herein to any other Holder or participant.

         Regardless of the place of its execution, this Note shall be construed and enforced in accordance with the laws of the State of Texas and applicable Federal law.

                                        HEDWIG III JOINT VENTURE, a Texas
                                        joint venture

                                        By:    UNITEG INVESTMENT COMPANY,
                                               INC., a Texas corporation


                                        By: /s/ Jody W. Peacock
                                           -------------------------------------
                                           Title: Executive Vice President
                                                  ------------------------------


                                        By:    FINIAL HEDWIG II, INC., a
                                               Delaware corporation


                                        By: /s/ Susan S. Crane
                                            ------------------------------------
                                            Title: Vice President
                                                   -----------------------------

                                        By:    H.A.D UNITEG LIMITED
                                               PARTNERSHIP, a Texas limited
                                               partnership
                                               By:   J.D. Holding, Inc., a
                                                       Delaware corporation, its
                                                       general partner


                                        By:/s/ Susan S. Crane
                                           -------------------------------------
                                        Title: Secretary
                                              ----------------------------------


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